Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 3, 2021, among Asbury CO HG, LLC, a Delaware limited liability company, Asbury Noblesville CDJR, LLC, a Delaware limited liability company, Asbury Greeley SUB, LLC, a Delaware limited liability company, Asbury CO GEN, LLC, a Delaware limited liability company, and Asbury Risk Services, LLC, a Delaware limited liability company (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 19, 2020 (the “Indenture”) providing for the issuance of 4.75% Senior Notes due 2030 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees, jointly and severally along with all Guarantors named in the Indenture, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
3.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
4.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS HEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SIGNATURES

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ David W. Hult
Name:    David W. Hult
Title:    President & Chief Executive Officer

ASBURY CO HG, LLC

By:	/s/ David W. Hult
Name:    David W. Hult
Title:    President & Chief Executive Officer

ASBURY NOBLESVILLE CDJR, LLC

By:	/s/ David W. Hult
Name:    David W. Hult
Title:    President & Chief Executive Officer

ASBURY GREELEY SUB, LLC

By:	/s/ David W. Hult
Name:    David W. Hult
Title:    President & Chief Executive Officer

ASBURY CO GEN, LLC

By:	/s/ David W. Hult
Name:    David W. Hult
Title:    President & Chief Executive Officer

ASBURY RISK SERVICES, LLC

By:	/s/ David W. Hult
Name:    David W. Hult
Title:    President & Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Ferrell
Name:    David Ferrell
Title:    Vice President
[Signature Page to First Supplemental Indenture]